Ex. 4 Specimen Stock Certificate

NUMBER        INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA          SHARES
 XXX                     50,000,000 AUTHORIZED SHARES                       XXX

                                  Xfone, Inc.

THIS CERTIFIES THAT:

IS THE RECORD HOLDER OF:

                      FULLY PAID AND NON-ASSESSABLE SHARES
                 OF THE COMMON STOCK OF $.001 PAR VALUE EACH OF

                                   Xfone, Inc.

 transferable on the books of the Corporation by the holder hereof in person or by duly authorized upon surrender
   of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

   Witness the facsimile seal on the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                           (Seal)
                           XFONE, INC.
                           INCORPORATED
                           SEPTEMBER
                           2000                            /s/ Guy Nisseson
                           NEVADA                           PRESIDENT/SECRETARY